EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize solicitation expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your Proxy Statement/Prospectus and have it at hand.

2. Call toll-free 1-866-241-6192, or go to website: www.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. You do not need to mail your Proxy Card when you vote by phone, or Internet.

Please detach at perforation before mailing.

PROXY	THE HARTFORD INCOME SHARES FUND, INC.	PROXY
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 15, 2010

The undersigned appoints Tamara Fagely, Edward Macdonald and Alice Pellegrino or any of them separately, with full power to act without the other and with the right of substitution in each, the proxies of the undersigned, to vote, as designated herein, all shares of The Hartford Income Shares Fund, Inc. (the “Company”) held of record by the undersigned on April 1, 2010 at the Special Meeting of Shareholders (the “Meeting”) to be held at the offices of Hartford Investment Financial Services, LLC (“HIFSCO”), 200 Hopmeadow Street, Simsbury, Connecticut 06089, on June 15, 2010 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, upon the matters on the reverse, as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, with all powers the undersigned would possess if present in person.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus, the terms of which are incorporated herein by reference.  This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a superseding proxy or by voting in person at the Meeting.

VOTE VIA THE TELEPHONE: 1-866-241-6192

VOTE VIA THE INTERNET: www.proxy-direct.com

999 9999 9999 999

Note:  Please sign exactly as name appears to the left.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give full title under signature.  If signing for a corporation, please sign in full corporate name by authorized person.  If signing for a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

Date
HIFS_21223_041310

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for The Hartford Income Shares Fund, Inc.

Shareholder Meeting to Be Held on June 15, 2010.

The Proxy Statement/Prospectus for this meeting is available at:  https://www.proxy-direct.com/har21223

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE MATTERS SET FORTH BELOW.  IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements of the Meeting.  If you wish to vote in accordance with the Board of Directors’ recommendation, simply sign and date this Proxy Card and return it in the envelope provided.

PLEASE MARK VOTES AS IN THIS EXAMPLE:

FOR	AGAINST	ABSTAIN

1.               To consider and vote on a Reorganization, pursuant to an Agreement and Plan of Reorganization, providing for the acquisition of the assets and the liabilities of The Hartford Income Shares Fund, Inc. by Rivus Bond Fund, a diversified, closed-end management investment company advised by Cutwater Asset Management Corp., solely in exchange for shares of the Rivus Bond Fund.

☐	☐	☐

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.  THANK YOU!

HIFS_21223_041310